EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas P. Stienessen, Chief Executive Officer and I, Gerald W. Eick, Chief Financial Officer, of Northern Star Financial, Inc. certify that:

1.             I have reviewed the annual report on Form 10-KSB/A-1 of Northern Star Financial, Inc.;

2.             Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3.             Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date:       October 2, 2003.

/s/ Thomas P. Stienessen
Thomas P. Stienessen
Chief Executive Officer

/s/ Gerald W. Eick
Gerald W. Eick
Chief Financial Officer